UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2009

PULTE HOMES, INC.

(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (248) 647-2750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 5, 2009, the board of directors of Pulte Homes, Inc. (“PHM”) adopted a Section 382 rights agreement and declared a dividend distribution of one right for each outstanding common share to shareholders of record at the close of business on March 16, 2009. The description and terms of the rights are set forth in a Section 382 Rights Agreement, by and between PHM and Computershare Trust Company, N.A., as rights agent, dated as of March 5, 2009 (the “rights plan”). The PHM board of directors also adopted resolutions on March 5, 2009 providing for the issuance of a series of preferred shares of PHM, par value $.01 per share, designated as Series A Junior Participating Preferred Shares, as set forth in a Certificate of Designation of Series A Junior Participating Preferred Shares. The Certificate of Designation became effective on March 5, 2009.

The PHM board of directors adopted the rights plan in an effort to protect shareholder value by attempting to protect against a possible limitation on PHM’s ability to use its net operating loss carryforwards (the “NOLs”) and certain other tax benefits to reduce potential future U.S. federal income tax obligations. If PHM experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated by the United States Department of the Treasury thereunder (the “related Treasury regulations”), its ability to fully utilize the NOLs and certain other tax benefits on an annual basis will be substantially limited, and the timing of the usage of the NOLs and such other benefits could be substantially delayed, which could therefore significantly impair the value of those assets.

The rights plan is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.9% or more of PHM securities (such person or group is referred to as an “acquiring person”). The term “acquiring person” does not include:

•

PHM, any subsidiary of PHM, any employee benefit plan or other compensation arrangement of PHM or of any subsidiary of PHM or any entity organized, appointed or established by PHM or any subsidiary of PHM for or pursuant to the terms of any such plan or compensation arrangement;

•	any grandfathered person (as defined below);

•	any exempted person (as defined below);

•

William J. Pulte, any spouse of William J. Pulte, any descendant of William J. Pulte and any spouse of such descendant, any estate of any of the foregoing or any trust or other arrangement for the benefit of any of the foregoing or any charitable organization established by any of the foregoing (the “Pulte Family”);

•	any group which includes any member or members of the Pulte Family if a majority of the securities of such group are beneficially owned by a member of the Pulte Family;

•	any person or group who becomes the beneficial owner of 4.9% or more of PHM securities as a result of an “exempted transaction”; or

•

any person whom or which the PHM board of directors in good faith determines has inadvertently acquired beneficial ownership of 4.9% or more of PHM securities, so long as such person promptly enters into, and delivers to PHM, an irrevocable commitment to divest as promptly as practicable, and thereafter divests as promptly as practicable a sufficient number of PHM securities so that such person would no longer be a beneficial owner of 4.9% or more of PHM securities.

A shareholder who together with its affiliates and associates beneficially owned 4.9% or more of PHM securities as of March 5, 2009 is deemed not to be an “acquiring person,” so long as such shareholder does not acquire any additional shares of PHM securities without the prior written approval of PHM, other than pursuant to or as a result of (a) a reduction in the amount of PHM securities outstanding; (b) the exercise of any options, warrants, rights or similar interests to purchase PHM securities granted by PHM to its directors, officers and employees; (c) any unilateral grant of any PHM securities by PHM or (d) any issuance of PHM securities by PHM or any share dividend, share split or similar transaction effected by PHM in which all holders of PHM securities are treated equally. Such a shareholder is a “grandfathered person” for purposes of the rights plan.

Item 1.01.	Entry into a Material Definitive Agreement (continued)

The board of directors of PHM may, in its sole discretion, exempt any person or group who would otherwise be an acquiring person from being deemed an acquiring person for purposes of the rights plan if it determines at any time prior to the time at which the rights are no longer redeemable that the beneficial ownership of such Person would not jeopardize, endanger or limit (in timing or amount) the availability of PHM’s NOLs and other tax benefits. Any such person or group is an “exempted person” under the rights plan. The board of directors, in its sole discretion, may subsequently make a contrary determination and such person would then become an acquiring person.

An “exempted transaction” is a transaction that the board of directors determines is an exempted transaction and, unlike the determination of an exempted person, such determination is irrevocable.

The Rights. Each right entitles its holder, under the circumstances described below, to purchase from PHM one one-thousandth of a PHM Series A Junior Participating Preferred Share at a purchase price of $50 per right, subject to adjustment. PHM common shares issued while the Section 382 rights plan is in effect will be issued with rights attached.

Initially, the rights will be associated with PHM common shares and evidenced by common share certificates, which will contain a notation incorporating the rights plan by reference, and will be transferable with and only with the underlying PHM common shares. Subject to certain exceptions, the rights become exercisable and trade separately from the PHM common shares only upon the “distribution date,” which occurs upon the earlier of:

•

10 days following a public announcement that a person or group of persons has become an acquiring person or such earlier date as a majority of the PHM board of directors becomes aware of the existence of an acquiring person (the “share acquisition date”) (unless, prior to the expiration of PHM’s right to redeem the rights, such person or group is determined by the board of directors to be an “exempted person”; in which case the share acquisition date will be deemed not to have occurred); or

•

10 business days (or later date if determined by the PHM board of directors prior to such time as any person or group becomes an acquiring person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an acquiring person.

Until the distribution date, the surrender for transfer of any PHM common shares outstanding will also constitute the transfer of the rights associated with those shares.

As soon as practicable after the distribution date, separate certificates or book-entry statements will be mailed to holders of record of PHM common shares as of the close of business on the distribution date. From and after the distribution date, the separate rights certificates or book-entry statements alone will represent the rights. Except as otherwise provided in the rights plan, only PHM common shares issued prior to the distribution date will be issued with rights.

Expiration. The rights are not exercisable until the distribution date and, unless earlier redeemed or exchanged by PHM as described below, will expire upon the earliest of:

•	the close of business on March 16, 2019;

•

the close of business on the effective date of the repeal of Section 382 of the Code or any successor statute if the PHM board of directors determines that the rights plan is no longer necessary or desirable for the preservation of certain tax benefits;

•	the close of business on the first day of a taxable year to which the PHM board of directors determines that certain tax benefits may not be carried forward; and

•	the close of business on the date on which the PHM board of directors determines that the rights plan is no longer in the best interests of PHM and its shareholders.

Item 1.01.	Entry into a Material Definitive Agreement (continued)

Effects of Triggering Event. If a person or group becomes an acquiring person (a “flip-in event”), each holder of a right (other than any acquiring person and certain transferees of an acquiring person, whose rights automatically become null and void) will have the right to receive, upon exercise, PHM common shares having a value equal to two times the exercise price of the right. If an insufficient number of PHM common shares are available for issuance, then the PHM board of directors is required to substitute cash, property or other securities of PHM for the PHM common shares. The rights may not be exercised following a flip-in event while PHM has the ability to cause the rights to be redeemed, as described below.

For example, at an exercise price of $50 per right, each right not owned by an acquiring person (or by certain transferees thereof) following a flip-in event would entitle its holder to purchase $100 worth of PHM common shares (or other consideration, as noted above) for $50. Assuming that the PHM common shares had a per share value of $10 at that time, the holder of each valid right would be entitled to purchase ten PHM common shares for $50.

Exchange. At any time after there is an acquiring person and prior to the acquisition by the acquiring person of 50% or more of the outstanding PHM common shares, PHM may exchange the rights (other than rights owned by the acquiring person and certain transferees thereof which will have become void), in whole or in part, at an exchange ratio of one PHM common share, or one one-thousandth of a PHM preferred share (or of a share of a class or series of PHM preferred shares having equivalent rights, preferences and privileges), per right (subject to adjustment).

Adjustments. The exercise price payable, and the number of preferred shares or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a share dividend on, or a subdivision, combination or reclassification of, the preferred shares;

•

if holders of the preferred shares are granted certain rights, options or warrants to subscribe for preferred shares or convertible securities at less than the current market price of the preferred shares; or

•

upon the distribution to holders of the preferred shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional preferred shares will be issued, and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred shares on the last trading day prior to the date of exercise.

Redemption. In general, PHM may redeem the rights in whole, but not in part, at a price of $0.001 per right (subject to adjustment and payable in cash, PHM common shares or other consideration deemed appropriate by the PHM board of directors) at any time until ten days following the share acquisition date. Immediately upon the action of the PHM board of directors authorizing any redemption, the rights will terminate, and the only right of the holders of rights will be to receive the redemption price.

Shareholder Rights; Tax Effects. Until a right is exercised, its holder will have no rights as a shareholder of PHM, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not result in the recognition of taxable income by PHM or its shareholders, shareholders may, depending upon the circumstances, recognize taxable income after a flip-in event.

Amendment. The terms of the rights may be amended by the PHM board of directors without the consent of the holders of the rights, including, without limitation, to extend the expiration date of the rights plan and to increase or decrease the purchase price. Once there is an acquiring person, however, no amendment can adversely affect the interests of the holders of the rights.

The foregoing description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement and exhibits thereto, which have been filed as exhibits to PHM’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on the date hereof and are incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K with respect to the Certificate of Designation and Series A Junior Participating Preferred Shares is incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

3.1	Certificate of Designation of Series A Junior Participating Preferred Shares, dated March 5, 2009 (Incorporated by reference to Exhibit 3(c) to PHM’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 6, 2009).

4.1	Section 382 Rights Agreement, dated as of March 5, 2009, between PHM and Computershare Trust Company, N.A., as rights agent (which includes the Form of Rights Certificate as Exhibit B) (incorporated by reference to Exhibit 4 to PHM’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 6, 2009).

99.1	Press Release, dated March 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.

Date:	March 6, 2009	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Senior Vice President, General Counsel and Secretary